As filed with the Securities and Exchange Commission on January 3, 2019
Registration No. 333-224846

__________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________________________
POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES
 __________________________________________________
VICI PROPERTIES INC.
(Exact name of registrant as specified in governing instruments)
 __________________________________________________
VICI Properties Inc.
430 Park Avenue, 8th Floor
New York, New York 10022
(646) 949-4631
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
 __________________________________________________
Samantha Sacks Gallagher
Executive Vice President, General Counsel and Secretary
VICI Properties Inc.
430 Park Avenue, 8th Floor
New York, New York 10022
(646) 949-4631
(Name, address, including zip code, and telephone number, including area code, of agent for service)
 __________________________________________________
with a copy to:
Todd E. Lenson, Esq.
Jordan M. Rosenbaum, Esq.
Kramer Levin Naftalis & Frankel LLP
1177 Avenue of the Americas
New York, New York 10036
(212) 715-9100
__________________________________________________
Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters the securities that remain unsold under the registration statement as of the date hereof.
If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 to Form S-11 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-11 (File No. 333-224846) of VICI Properties Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission”) declared effective May 21, 2018 (the “Registration Statement”), pursuant to which the Company registered the resale from time to time following such effectiveness of up to 54,054,053 shares of the Company’s common stock (the “Shares”) by certain stockholders of the Company (the “Selling Stockholders”). The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the Shares that remain unsold under the Registration Statement. The Shares were registered effective May 21, 2018 to permit resales under the Registration Statement post that date by the Selling Stockholders that purchased the Shares in a private placement transaction in December 2017, pursuant to a registration rights agreement entered into with the Selling Stockholders at the time of the private placement (the “Registration Rights Agreement”).

The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the Shares that remain unsold under the Registration Statement because it is no longer obligated to maintain the effectiveness of the Registration Statement pursuant to the terms of the Registration Rights Agreement. By filing this Post-Effective Amendment No. 1 to the Registration Statement, the Company hereby terminates the offering of Shares under the Registration Statement and deregisters the Shares that remain unsold under the Registration Statement.

This Post-Effective Amendment shall hereafter become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933.

SIGNATURE
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on January 3, 2019.

VICI Properties Inc.

By:	/s/ EDWARD B. PITONIAK
Name: Edward B. Pitoniak
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated, on January 3, 2019.

Name	Title

/s/ EDWARD B. PITONIAK	Chief Executive Officer (Principal Executive Officer) and Director
Edward B. Pitoniak

/s/ DAVID A. KIEKSE	Chief Financial Officer (Principal Financial Officer)
David A. Kieske

/s/ GABRIEL F. WASSERMAN	Chief Accounting Officer (Principal Accounting Officer)
Gabriel F. Wasserman

*	Chair of the Board of Directors
James R. Abrahamson

*	Director
Eugene I. Davis

*	Director
Eric L. Hausler

*	Director
Elizabeth I. Holland

*	Director
Craig Macnab

*	Director
Michael D. Rumbolz
*By:

/s/ EDWARD B. PITONIAK	Attorney-in-fact for the persons indicated
Edward B. Pitoniak